                                                                    EXHIBIT 99.2


                          CONSENT OF NOMINEE DIRECTOR



                                             June 7, 1999


TD Waterhouse Group, Inc.
100 Wall Street
New York, NY 100005


Ladies and Gentlemen:


     I hereby consent to the reference to me and of my becoming a Director of TD Waterhouse Group, Inc. in the Registration Statement on Form S-1 of
TD Waterhouse Group, Inc. (file no. 333-77521) filed on June 7, 1999 with the Securities and Exchange Commission.


                                             Sincerely yours,


                                             /s/: Dr. Wendy Dobson
                                             ---------------------
                                             Dr. Wendy Dobson